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                                                                    Exhibit 10.3







                              COLUMBIA ENERGY GROUP
                           DEFERRED COMPENSATION PLAN
                      (Amended and Effective July 1, 1998)
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                              COLUMBIA ENERGY GROUP
                           DEFERRED COMPENSATION PLAN

 ARTICLE I INTRODUCTION ....................................................   1
      1.1. Name ............................................................   1
      1.2. Effective Date ..................................................   1
      1.3. Employers .......................................................   1
      1.4. Purpose .........................................................   1

ARTICLE II DEFINITIONS .....................................................   2
      2.1. "Administrator" .................................................   2
      2.2. "Beneficiary" ...................................................   2
      2.3. "Board" .........................................................   2
      2.4. "Committee" .....................................................   2
      2.5. "Compensation" ..................................................   2
      2.6. "Deferred Compensation" .........................................   2
      2.7. "Deferred Compensation Account" .................................   2
      2.8. "Deferred Compensation Election Form" ...........................   3
      2.9. "Eligible Employee" .............................................   3
     2.10. "Participant" ...................................................   3
     2.11. "Plan" ..........................................................   3
     2.12. "Plan Year" .....................................................   3

ARTICLE III PARTICIPATION BY ELIGIBLE EMPLOYEES ............................   4
      3.1. Participation ...................................................   4
      3.2. Failure to Designate ............................................   4
      3.3. Continuity of Participation .....................................   4
      3.4. Immediate Cash-Out of Ineligible Employee .......................   4
      3.5. Protection of Employees Thrift Plan Contributions ...............   5

ARTICLE IV INCENTIVE AWARD AND BASE SALARY DEFERRALS .......................   6
      4.1. Annual Incentive Award Deferral Election ........................   6
      4.2. Deferral of Base Salary .........................................   6
      4.3. Period for Which Deferral Election is Effective .................   7

 ARTICLE V DISTRIBUTIONS ...................................................   8
      5.1. Election of Distribution Date ...................................   8
      5.2. Method of Payment ...............................................   8
      5.3. Special Election for Early Distribution .........................   8
      5.4. Unforeseeable Emergency .........................................   9
      5.5. Distributions on Death ..........................................   9


                                       (i)
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
        5.6. Valuation of distributions ...................................   10

ARTICLE VI ACCOUNTS .......................................................   11
        6.1. Deferred Compensation Account ................................   11
        6.2. Crediting of Interest and Statement of Account ...............   11
        6.3. Investment to Facilitate Payment of Benefits .................   11

ARTICLE VII FUNDING AND PARTICIPANT'S INTEREST ............................   12
        7.1. Deferred Compensation Plan Unfunded ..........................   12
        7.2. Participant's Interest in Plan ...............................   12

ARTICLE VIII ADMINISTRATION AND INTERPRETATION ............................   13
        8.1. Administration ...............................................   13
        8.2. Interpretation ...............................................   13
        8.3. Records and Reports ..........................................   14
        8.4. Payment of Expenses ..........................................   14
        8.5. Indemnification for Liability ................................   14
        8.6. Claims Procedure .............................................   15
        8.7. Review Procedure .............................................   15

ARTICLE IX AMENDMENT AND TERMINATION ......................................   16
        9.1. Amendment and Termination ....................................   16

ARTICLE X MISCELLANEOUS PROVISIONS ........................................   17
       10.1. Right of Employers to Take Employment Actions ................   17
       10.2. Alienation or Assignment of Benefits .........................   17
       10.3. Right to Withhold ............................................   17
       10.4. Construction .................................................   18
       10.5. Headings .....................................................   18
       10.6. Number and Gender ............................................   18


                                      (ii)
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                              COLUMBIA ENERGY GROUP
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                                  INTRODUCTION

            1.1. Name. The name of this Plan is the Columbia Energy Group Deferred Compensation Plan ("Deferred Compensation Plan").

            1.2. Effective Date. This Plan was established effective March 1, 1997. The Plan was amended and restated effective July 1, 1998.

            1.3. Employers. Columbia Energy Group ("Columbia") and each subsidiary or affiliate of Columbia that employs one or more Eligible Employees who have become Participants in accordance with Article III, shall each be an "Employer" under this Deferred Compensation Plan.

            1.4. Purpose. This Deferred Compensation Plan was established, effective March 1, 1997, by Columbia for the purposes of providing deferred compensation benefits for a select group of management and/or highly compensated employees of the Employer.

            This Deferred Compensation Plan provides a means whereby Eligible Employees may defer all or a portion of their incentive awards they otherwise would receive under the Columbia Energy Group Annual Incentive Compensation Plan 6r the Columbia Energy Group Value Sharing Rights Plan for services performed for the Employer. It will also be the means whereby Eligible Employees may defer a portion of their annual base salary, whether or not they defer all or a portion of their incentive award.

            All deferrals under this Plan shall be in the form of unfunded recordkeeping entries which shall be increased by the rate of interest specified in the Plan.

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                                   ARTICLE II
                                   DEFINITIONS

             Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

            2.1. "Administrator" shall mean the senior Human Resources officer of Columbia, or his delegate.

            2.2. "Beneficiary" shall mean such person or legal entity as may be designated by a Participant under Section 5.5 to receive benefits hereunder after such Participant's death.

            2.3. "Board" shall mean the Board of Directors of Columbia, as constituted from time to time.

            2.4. "Committee" shall mean the Compensation Committee of the Board.

            2.5. "Compensation" shall mean the base salary plus the incentive award payable to a Participant for a Plan Year under Columbia's Annual Incentive Compensation Plan or the Columbia Value Sharing Rights Plan before any reduction to such base salary or incentive award is effected in accordance with the Deferred Compensation Election Form.

            2.6. "Deferred Compensation" shall mean that portion of the Participant's Compensation which the Participant elects to defer pursuant to Sections 4.1 or 4.2 of this Deferred Compensation Plan in accordance with a Deferred Compensation Election Form.

            2.7. "Deferred Compensation Account" shall mean the record keeping account established by the Administrator for each Participant to which the portion of a Participant's annual incentive award and/or base salary that is voluntarily deferred pursuant to Sections 4.1 or 4.2 is credited, as well as interest pursuant to Section 6.2, and from which distributions to the Participant or to his Beneficiary are debited. A Participant shall at all times be fully vested in the balance of his Deferred Compensation Account.

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            2.8.  "Deferred Compensation Election Form" shall mean a document or form (or documents or forms) as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a Participant and elects to defer Compensation pursuant to Article IV of this Deferred Compensation Plan.

            2.9. "Eligible Employee" shall mean an individual employed by the Employer who is a member of a select group of management and/or highly compensated employees participating in Columbia's Annual Incentive Compensation Plan and/or the Columbia Value Sharing Rights Plan as designated by the Committee in its sole discretion to be eligible to participate hereunder.

            2.10. "Participant" shall mean an individual who has amounts standing to his credit under this Deferred Compensation Plan, regardless of whether the individual is actively employed by Columbia or currently deferring into this Plan.

            2.11. "Plan" shall mean the Columbia Energy Group Deferred Compensation Plan.

            2.12. "Plan Year" shall mean Columbia's fiscal reporting year.

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                                   ARTICLE III
                       PARTICIPATION BY ELIGIBLE EMPLOYEES

            3.1. Participation. Participation in this Plan is limited to Eligible Employees.

            3.2. Failure to Designate. In the event that the Committee fails to designate the group of Eligible Employees who shall be eligible to participate for any year, each Eligible Employee who was designated in the prior year shall be deemed to have been designated for the next succeeding Plan Year, provided that any such employee shall participate for purposes of the next succeeding Plan Year only if he or she is actively employed by an Employer on the first day of such succeeding Plan Year and provided he or she is an Eligible Employee for such year.

            3.3. Continuity of Participation. A Participant who separates from service with all of the Employers will cease active participation hereunder. However, the separation from service of an Eligible Employee with one Employer will not interrupt the continuity of his or her active participation if, concurrently with or immediately after such separation, he or she is employed by one or more of the other Employers.

            3.4. Immediate Cash-Out of Ineligible Employee. This Deferred Compensation Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Committee determines that any Participant does not qualify as a member of the select group, one hundred percent (100%) of such Participant's Deferred Compensation Account shall be payable to the Participant immediately, subject to amounts withheld or deducted pursuant to Section 10.3. Notwithstanding the preceding sentence, if a Participant was an Eligible Employee, but ceases to be an Eligible Employee, the Participant's account balance shall continue to be deferred until the date specified in the applicable Deferred Compensation Election Form unless continued deferral jeopardizes the "top-hat" status of the Plan in the Committee's sole discretion. In such event, one hundred percent (100%) of such Participant's Deferred Compensation Account shall be paid to the participant immediately, subject to amounts withheld or deducted pursuant to
Section 10.3.

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            3.5.  Protection of Employees' Thrift Plan Contributions. In the
event the Administrator determines that the amount of base salary deferrals under this Deferred Compensation Plan adversely impacts nondiscrimination testing results under the Employees' Thrift Plan of Columbia Energy Group, the Administrator may suspend, revoke or return any base salary deferrals for a calendar year made by Eligible Employees in order to reduce or eliminate such adverse impact in accordance with guidelines established by the Committee.

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                                   ARTICLE IV
                    INCENTIVE AWARD AND BASE SALARY DEFERRALS

            4.1. Incentive Award Deferral Election. Each Eligible Employee may irrevocably elect no later than the first day of October in the calendar year preceding the year in which an award under the Columbia Annual Incentive Compensation Plan or Value Sharing Rights Plan is paid or granted to defer receipt of any portion of his or her award for that Plan Year, in accordance with guidelines established by the Administrator, by completing and executing a Deferred Compensation Election Form and filing it with the Administrator. In the event the award is measured on a period other than the calendar year, an irrevocable election to defer a portion of the Eligible Employee's award will be required to be made no later than ninety (90) days prior to the end of the performance measurement period in which the award is earned or payable. For incentive awards which are measured on a basis other than a period of time, each Eligible Employee may irrevocably elect to defer any portion of such award by completing and executing a Deferred Compensation Election Form and filing it with the Administrator no later than the first day of October in the year prior to the calendar year in which such bonus is earned. In the event that a change is made during a Plan Year in the timing or performance measurement period of an award for that Plan Year, then each Eligible Employee eligible to earn such an award a may elect to make or change a deferral election applicable to the change within sixty (60) days of the change, provided that such election shall be made at least thirty (30) days before the event or date giving rise to the award.

            4.2. Deferral of Base Salary. An Eligible Employee may elect to defer up to twenty-five percent (25%) of his or her future base salary, in accordance with guidelines established by the Administrator, by completing and executing a Deferred Compensation Election Form which specifies the amount of base salary to be deferred and filing it with the Administrator. No more than two elections (including modifications and revocations) may be made in any calendar year. Any election, modification or revocation shall be effective only for base salary payable at least 30 days after the Deferred Compensation Election Form is received by the Administrator. No election, modification or revocation is permissible with respect to base salary paid prior to the execution of a Deferred Compensation Election Form.

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            4.3.  Period for Which Deferral Election is Effective. A
Participant's deferral election under Section 4.1 with respect to incentive awards payable from the Columbia Annual Incentive Compensation Plan or the Columbia Value Sharing Rights Plan shall be effective only for the Plan Year specified in the Deferred Compensation Election Form. A Participant must file a separate Deferred Compensation Election Form by the date specified in Section
4.1 in order to make award deferrals for that Plan Year. A Participant's election to defer base salary shall remain in effect until modified or revoked as provided in Section 4.2.

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                                    ARTICLE V

                                  DISTRIBUTIONS

      5.1. Election of Distribution Date. At the time a Participant makes an election to defer Compensation under Article IV, such Participant shall also apply to the Administrator in writing on the Deferred Compensation Election Form, as applicable, as to the form of payment as well as the date or event on which the cash payment of the Participant's Deferred Compensation Account is to be made. Such date may be any of the following:

            (a) with respect to deferred portions of the incentive awards, within ten (10) business days after the fourth January 1st immediately following the date on which the incentive award would have been payable but for the election to defer under this Plan (notwithstanding the foregoing, if earlier, upon termination of employment for any reason, payment of such Participant's deferred incentive award shall commence within fifteen (15) days after the end of the month in which the event occurs, subject to amounts withheld or deducted pursuant to Section 10.3); or

            (b) with respect to the deferred portion of base salary or the incentive award, upon termination of employment for any reason, and payment shall be in the form of a lump sum to be payable within fifteen (15) days after the end of the month in which the event occurs, or annual installment r payments, commencing within ten (10) days after the first January 1st immediately following the event of termination.

      5.2. Method of Payment. All distributions under this Plan may be paid in cash in the form of a lump sum or, as applicable pursuant to Section 5.1, annual installment payments for a period of five years, but in any event the Method of Payment is at the sole discretion of the Administrator at the time an election is made, and notwithstanding that a Participant may apply for a particular method of payment, such application must be accepted and approved by the Administrator to be effective.

      5.3. Special Election for Early Distribution. A Participant may apply to the Administrator for early distribution of all or any part of his or her Deferred Compensation Account, excluding any amounts attributable to deferrals that have not been credited to the account for the minimum period of deferral. Such early distribution shall be made in a single

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lump sum and in cash, provided that ten percent (10%) of the amount withdrawn in such early distribution shall be forfeited prior to payment of the remainder to the Participant and subject to further withholdings or deductions pursuant to
Section 10.3.

      5.4. Unforeseeable Emergency. The Committee shall have the authority to determine, in its sole discretion, that payments should be made in any manner the Committee deems appropriate, in whole or in part, on any other date or dates in order to alleviate a financial hardship of a Participant. "Financial hardship" shall mean a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant, or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend on the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause severe financial hardship, and (iii) by cessation of deferrals under this Plan. Any financial hardship distribution approved by the Committee shall be limited to the amount necessary to meet the emergency and shall be made solely from the Participant's Deferred Compensation Account.

      5.5. Distributions on Death. A Participant may from time to time change a designated Beneficiary without the consent of such Beneficiary, if consent is not required by applicable state law or the Administrator, by filing a new Beneficiary election form with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's surviving spouse, or if none, to his or her surviving children per stirpes, and if none, to his or her estate. In the event of a Participant's death before his or her Deferred Compensation Account has been distributed, distribution(s) to be paid in annual installments shall be made to the Beneficiary selected by the Participant, in a single lump sum cash payment within forty-five (45) days after the date of death or up to one year later at the discretion of the Administrator (or, if later, after the proper Beneficiary has been identified).

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      5.6.  Valuation of Distributions. All distributions under this Plan shall be based upon the amount credited to a Participant's Deferred Compensation Account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a Participant electing such method of payment shall be determined by dividing the amount credited to the Participant's Deferred Compensation Account by the remaining number of installments, including the current installment, to be paid. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed fifteen (15) days.

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                                   ARTICLE VI

                                    ACCOUNTS

            6.1. Deferred Compensation Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Deferred Compensation Account for each Participant hereunder who executes an election pursuant to Section 4.1 or Section 4.2. Deferred amounts will be credited to a Deferred Compensation Account as of the date they would have been paid but for the deferral. Each such Participant's Compensation deferred pursuant to a Deferred Compensation Election Form under Section 4.1 or Section
4.2 shall be separately accounted for and credited with interest, for recordkeeping purposes only, to his Deferred Compensation Account. A Participant's Deferred Compensation Account shall be solely for the purposes of measuring the amounts to be paid under the Deferred Compensation Plan. Columbia shall not be required to fund or secure the Account in any way, Columbia's obligation to Participants hereunder being purely contractual.

            6.2. Crediting of Interest and Statement of Account. The Participant's Deferred Compensation Account shall be credited with interest monthly. The amount of interest to be credited each month shall be equal to the prime rate of interest in effect as of the last business day of the preceding month as listed in The Wall Street Journal. Interest will be credited on a Deferred Compensation Account on the last day of the month on the balance at the beginning of the month, less withdrawals made in that month. As soon as practicable after the end of each Plan Year (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account.

            6.3. Investment to Facilitate Payment of Benefits. Although neither the Employers nor Columbia are obligated to invest in any specific asset or fund or purchase any insurance contract in order to provide the means for the payment of any liabilities under this Deferred Compensation Plan, the Committee may elect to do so.

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                                   ARTICLE VII

                       FUNDING AND PARTICIPANT'S INTEREST

            7.1. Deferred Compensation Plan Unfunded. This Deferred Compensation Plan shall be unfunded and no trust shall be created by the Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account, as the case may be, shall be made through recordkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent Columbia or the Employers from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by the Employer from its general assets and a Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Employer for any distributions due hereunder. The Deferred Compensation Plan constitutes a mere promise by the Employer to make payments in the future with respect to amounts which the Participant deferred while an employee of that Employer.

            7.2. Participant's Interest in Plan. A Participant has an interest only in the cash value of the amount credited to his or her account. A Participant has no rights or interests in any specific funds, stock or securities.

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                                  ARTICLE VIII

                        ADMINISTRATION AND INTERPRETATION

            8.1. Administration. Except where certain duties are delegated to the Administrator, the Committee shall be in charge of the overall operation and administration of this Deferred Compensation Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Employers; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

            8.2. Interpretation. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Deferred Compensation Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Employers, the Board, the board of directors of any Employer, the Committee, or the Administrator arising out of or in connection with the Deferred Compensation Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Employers, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated. Any actions to be taken by the Committee will require the consent of a majority of the Committee members present at a meeting at which a quorum is constituted or by unanimous written consent. If a member of the Committee is a Participant in this Deferred Compensation Plan, such member may not decide or determine any matter or question concerning his benefits under this Deferred Compensation Plan that such member would not have the right to decide or determine if he were not a member.

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            8.3.  Records and Reports. The Administrator shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employers are properly available.

            8.4. Payment of Expenses. The Employers, in such proportions as the Administrator determines, shall bear all expenses incurred by them and by the Administrator in administering this Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Plan, regardless of the party by whom such claim or dispute is initiated, the Employers shall (in such proportions as between the Employers as the Administrator determines), and upon presentation of appropriate vouchers, pay or reimburse all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute following a judgment in Participant's favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise; provided that it is not determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith and further provided that in the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within one year after the occurrence of the event giving rise to such claim or dispute.

            8.5. Indemnification for Liability. The Employers shall indemnify the Administrator, the members of the Committee, and the employees of any Employer to whom the Administrator delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

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            8.6.  Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee, or the Administrator on its behalf, fails to respond within 90 days, the claim is treated as denied.

            8.7. Review Procedure. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, a Participant (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. A decision on review will be made on the date of the next meeting if the request is filed more than 30 days prior to the meeting. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based. If the Committee fails to respond to the request for review within 60 days, the review is treated as denied.

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                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

            9.1. Amendment and Termination. Columbia, through action by its Board, shall have the right, at any time, to amend or terminate this Deferred Compensation Plan in whole or in part provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to a payment under the Deferred Compensation Plan on the basis of Compensation allocated to the Participant's Deferred Compensation Account. Columbia reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, the Deferred Compensation Plan at any time. If the Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the distribution dates elected in accordance with Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account, as specified by the Committee. If the Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account in one lump sum cash payment as of the date of the Deferred Compensation Plan termination designated by the Board.

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                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            10.1. Right of Employers to Take Employment Actions. The adoption and maintenance of this Deferred Compensation Plan shall not be deemed to constitute an employment contract between an Employer and any Eligible Employee, nor to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any Eligible Employees at any time, nor shall it be deemed to give to an Employer the right to require the Eligible Employee to remain in its employ, nor shall it interfere with the Eligible Employee's right to terminate his or her employment at any time. Nothing in this Plan shall prevent Columbia from amending, modifying, or terminating any other benefit plan or compensation arrangement.

            10.2. Alienation or Assignment of Benefits. A Participant's rights and interest under the Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under the Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary. Notwithstanding the preceding, the Administrator may direct distributions to an alternate payee pursuant to a Qualified Domestic Relations Order (QDRO), as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, prior to any distribution date described in Article V.

            10.3. Right to Withhold. To the extent the Employer or its agent is of the opinion that it is required by law in effect at the time a distribution is made from the Deferred Compensation Plan, the Employer or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

            10.4. Construction. All legal questions pertaining to the Deferred Compensation Plan shall be determined in accordance with the laws of the State of Delaware, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

            10.5. Headings. The headings of the Articles and Sections of this Deferred Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

            10.6. Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

                   Adopted by the Board of Directors of Columbia Energy Group on February 19, 1997; amended and restated on August 19, 1998

                   /s/ Carolyn McKinney Afshar
                   --------------------------------------------------
                   Corporate Secretary

                                                                  Exhibit 10.3-A


                                  FIRST AMENDMENT TO THE
                                  COLUMBIA ENERGY GROUP
                                DEFERRED COMPENSATION PLAN
                     (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998)

      WHEREAS, Columbia Energy Group ("Columbia") maintains the Columbia Energy Group Deferred Compensation Plan, as amended and restated effective July 1, 1998 (the "Plan");

      WHEREAS, pursuant to Section 9.1 of the Plan, Columbia has reserved the right to amend the Plan, and now, through action by its Board of Directors, deems it appropriate to do so;

      NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2001, as follows:

1.    Section 2.9 is amended to read as follows:

            "2.9. "Eligible Employee" shall mean an individual employed by the Employer who is a member of a select group of management and/or highly compensated employees and (a) whose annual incentive target under the Columbia Annual Incentive Compensation Plan and/or the Columbia Value Sharing Rights Plan for the calendar year preceding the calendar year in which an award under such Plan would be paid or granted is equal to or greater than 15% of base salary for the preceding calendar year, or (b) who is designated by the Committee in its sole discretion to be eligible to participate hereunder."

2.    The first sentence of Section 4.1 is amended to read as follows:

            "Each Eligible Employee for a calendar year may irrevocably elect, no later than the fifteenth day of December in the calendar year preceding the calendar year in which an award under the Columbia Annual Incentive Compensation Plan or Value Sharing Rights Plan is paid or granted, to defer receipt of any portion of his or her award for that Plan Year in accordance with guidelines established by the Administrator, by completing and executing a Deferred Compensation Election Form and filing it with the Administrator."

3.    Section 4.2 is amended to read as follows:

            "4.2 Deferral of Base Salary Each Eligible Employee may irrevocably elect, no later than the fifteenth day of December in the calendar year preceding the calendar year in which base salary is paid, to defer up to twenty-five (25%) of his or her future base salary for that calendar year, in accordance with guidelines established by the Administrator, by completing and executing a Deferred Compensation Election Form which specifies the amount of base salary to be deferred and filing it with the Administrator. No election, modification or revocation is permissible with respect to base salary paid prior to the execution of a Deferred Compensation Election Form."

4.    Section 4.3 is amended to read as follows:

            "4.3 Period for Which Deferral Election is Effective A Participant's deferral elections under Section 4.1 with respect to incentive awards payable from the Columbia Annual Incentive Compensation Plan or the Columbia Value Sharing Rights Plan, and under Section 4.2 with respect to base salary, shall be effective only for the Plan Year specified in the Deferred Compensation Election Form. A Participant must file a separate Deferred Compensation Election form by the date specified in Sections 4.1 and 4.2 in order to make award and base salary deferrals for the specified Plan Year."

      IN WITNESS WHEREOF, Columbia has caused this First Amendment to be executed on its behalf, by its duly authorized officer, on this 23rd day of October, 2001.

                                 COLUMBIA ENERGY GROUP


                                 BY:   /S/ MICHAEL W. O'DONNELL
                                     -------------------------------------------
                                         ITS:        PRESIDENT
                                              ----------------------------------

                                                                  EXHIBIT 10.3-B

                             SECOND AMENDMENT TO THE
                              COLUMBIA ENERGY GROUP
                           DEFERRED COMPENSATION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998)

      WHEREAS, Columbia Energy Group ("Columbia") maintains the Columbia Energy Group Deferred Compensation Plan, as Amended and Restated Effective July 1, 1998 and as subsequently amended effective October 1, 2001 (the "Plan"); and

      WHEREAS, pursuant to Section 9.1 of the Plan, Columbia has reserved the right to amend the Plan and the Nominating and Compensation Committee of the Board of Directors of NiSource Inc., parent of Columbia, has adopted an amendment to the Plan as set forth below;

      NOW THEREFORE, Sections 8.1 and 9.1 of the Plan are hereby amended to read as follows:

      8.1 Administration. Effective November 1, 2002, the Nominating and Compensation Committee of the Board of Directors of NiSource Inc. shall appoint the Executive Vice President, Human Resources and Communications of NiSource Inc. ("Executive Vice President") to administer the Plan. The Executive Vice President shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, and to decide or resolve any and all questions, including the interpretation of the Plan, as may arise in such administration. The Executive Vice President shall have the authority to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan as he or she shall deem advisable, with respect to the administration of the Plan.

      9.1 Amendment and Termination. Effective October 31, 2002, Columbia through action by its Board, or the Nominating and Compensation Committee of the Board of Directors of NiSource Inc., parent of Columbia, shall have the right at any time to amend or terminate the Plan in whole or in part, provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to a payment under the Plan on the basis of Compensation allocated to the Participant's Deferred Compensation Account. Columbia, or the Nominating and Compensation Committee, reserves the right, in its discretion, to discontinue deferrals under or completely terminate the Plan at any time. If the Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the dates elected in accordance with Section 5.1, unless the Executive Vice President appointed to administer the Plan pursuant to Section 8.1 designates that distributions shall be made on an earlier date. If the Executive Vice President designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account as specified by the Executive Vice President. If the Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account in one lump sum cash payment as of the date of the Plan termination designated by Columbia or the Nominating and Compensation Committee.

      IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on behalf of Columbia, by its duly authorized member, on this 3rd day of December, 2002.

                                      Columbia Energy Group

                                      By:   /s/ Michael W. O'Donnell
                                           -------------------------------------